UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 4, 2016
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2016, Customers Bancorp, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named therein (collectively, the "Underwriters"), relating to the offer and sale in an underwritten offering of 2,100,000 shares of the Company's common stock.  The shares of common stock were sold at a public offering price of $25.00 per share.  The Underwriters have agreed to purchase the shares from the Company at a discount of $0.75 per share. The Company has granted the Underwriters a 30-day option to purchase up to an additional 315,000 shares of common stock from the Company at the public offering price less the underwriting discount solely to cover over-allotments, if any. The Company expects to receive net proceeds from this offering of approximately $50,775,000 (or approximately $58,413,750 if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us. The offering is expected to close on or about November 9, 2016, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplements and other documents and filings relating to the offering of the shares of common stock.  In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to the Company's effective registration statement on Form S-3 (the "Registration Statement") (File No. 333-209760) previously filed with the SEC, including the prospectus contained therein, and a preliminary prospectus supplement dated November 3, 2016 and final prospectus supplement dated November 4, 2016, each filed by the Company with the Securities and Exchange Commission.

Item 8.01	Other Events

On November 4, 2016, the Company issued a press release regarding the pricing terms of its previously announced underwritten public offering of shares of its common stock.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The opinion of counsel to the Company with respect to the validity of the shares of common stock is attached hereto as Exhibit 5.1 and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 4, 2016 by and among the Company, FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named therein.
5.1	Opinion of Stradley Ronon Stevens & Young, LLP.
23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).
99.1	Press Release, dated November 4, 2016, regarding the pricing of the underwritten public offering of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:  /s/ Robert E. Wahlman
Name:  Robert E. Wahlman
Title:  Executive Vice President and Chief Financial Officer

Date:                          November 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 4, 2016 by and among the Company, FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named therein.
5.1	Opinion of Stradley Ronon Stevens & Young, LLP.
23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).
99.1	Press Release, dated November 4, 2016, regarding the pricing of the underwritten public offering of common stock.